Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated July 12, 2013 relating to the consolidated financial statements of AdvanSource Biomaterials Corporation as of and for the year ended March 31, 2013, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-117594, 333-106607 and 333-05893).

/s/ Liggett, Vogt & Webb, P.A.
New York, NYs
July 15, 2013